Exhibit 10.19


                                ECOS GROUP, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement"), is effective as of the 2nd day of March, 1999, by and between ECOS Group, Inc., a Colorado corporation (the "Company"), and [ ] (the "Optionee").


                                    RECITALS

         The Company is desirous of increasing the incentive of the Optionee whose contributions are important to the continued success of the Company by means of the grant to the Optionee of options to purchase shares of the Company's common stock $.12 par value per share ("Common Stock").

                               TERMS OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereby agree as follows:

1.       GRANT OF OPTION

         Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee as of March 2, 1999 (the "Date of Grant"), an option (the "Option") to purchase an aggregate of [ ] shares shares (the "Option Shares") of the Company's Common Stock. This Option is a non-qualified stock option which is not intended to meet the requirements of an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       EXERCISE PRICE

         The exercise price ("Option Price") of this Option shall be $0.06875 per Option Share, which is not less than the fair market value of the Common Stock on the Date of Grant. The Option Price of this Option shall be subject to adjustment in the event of changes in the capitalization of the Company, as set forth in Section 10 of this Agreement.

3.       ADMINISTRATION

         This Agreement shall be administered by the Board of Directors of the Company (the "Board") or a committee appointed by the Board (both of which are hereinafter referred to as the "Committee"). The Committee shall have the full power and authority to take all actions, and to make all determinations required or provided for under this Agreement and all such other actions and determinations not inconsistent with the specific terms and provisions of this Agreement deemed by the Committee to be necessary or appropriate to the administration of this Agreement. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient to carry this Agreement into effect and shall be the sole and final judge of such expediency. The interpretation and construction by the Committee of any provision of this Agreement shall be final and conclusive.


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4.       TERM AND VESTING OF OPTION

         (a) Option Period. This Option shall terminate and all rights to purchase shares hereunder shall cease on March 2, 2004.

         (b) Vesting and Exercisability. This Option shall become fully exercisable on March 2, 2000 (the "Vesting Date"). The Committee may in its discretion provide that any vesting requirement or other such limitation on the exercise of this Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date, so as to accelerate the time at which this Option may be exercised.

5.       MANNER OF EXERCISE AND PAYMENT

         (a) Exercise. This Option may be exercised to the extent permitted in
             Section 4 by delivery to the Company on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which this Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which this Option is being exercised, by one or more of the methods provided below. The minimum number of shares of Common Stock with respect to which this Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under this Option at the time of exercise.

         (b) Payment. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of this Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, through the tender to the Company of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in good faith by the Committee) on the date of exercise; (iii) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, by delivering a written direction to the Company that this Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of this Option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the Optionee would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the shares of Common Stock for which this Option is exercised will be delivered to such broker as the agent for the individual exercising this Option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of this Option plus the amount (if any) of federal and other taxes that the Company, may, in its judgment, be required to withhold with respect to the exercise of this Option; (iv) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, by the delivery of a promissory note of the Optionee to the Company on such terms as the Committee shall specify in its sole and absolute discretion; or (v) by a combination of the methods described in clauses (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if this Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

         (c) Issuance of Certificates. Promptly after the exercise of this Option, Optionee shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common


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             Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.       TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

         (a) Termination of Service. If the Optionee's employment with the Company or any Parent (as defined below) or Subsidiary (as defined below) terminates for any reason other than Cause (as defined below), death or ?permanent and total disability? (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or if the Subsdiary or Parent that employs Optionee ceases to be a Subsidiary or Parent of the Company, as the case may be, Options granted to the Optionee will expire ninety (90) days following the last day of the Optionee's employment with the Company, or, if earlier, the date specified in this Agreement. Options will be exercisable only to the extent they are exercisable on the date the Optionee's employment terminates. For purposes of this Agreement, "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (b) Cause. Notwithstanding any provisions set forth in this Agreement, if the Company or any Parent or Subsidiary terminates the Optionee's employment for Cause (as defined below), all Options granted to the Optionee pursuant to this Agreement shall terminate upon the date of such termination of employment or service and the Optionee shall have no further right to purchase shares of Common Stock pursuant to this Agreement Options. For purposes of this Agreement, "Cause" means (i) any intentional misapplication by the Optionee of the Company's funds, intended to result directly or indirectly in significant gain or personal enrichment at the expense of the Company; (ii) the Optionee's conviction of a crime involving moral turpitude; or (iii) any action or inaction by the Optionee involving gross misconduct, willful and deliberate malfeasance or gross negligence in the performance of the Optionee's duties. The Committee shall determine whether Cause exists for purposes of this Agreement.

         (c) Disability. In the event an Optionee shall cease to be employed by the Company or any Parent or Subsidiary on a full-time basis by reason of his "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option held by such Optionee at that time may only be exercised within one year after the date on which the Optionee ceased to be so employed, and only to the extent that the Optionee could have otherwise exercised such Option as of the date on which he ceased to be so employed.

         (d) Death. In the event an Optionee shall die while in the employ of the Company or a Parent or Subsidiary (or within a period of one month after ceasing to be an Employee for any reason other than his "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "permanent and total disability"), the unexercised portion of any Option held by such Optionee at the time of his death may only be exercised within one year after the date of such Optionee's death, and only to the extent that the Optionee could have otherwise exercised such Option at the time of his death. In such event, such Option may be exercised by the executor or administrator of the Optionee's estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.


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

7.       TRANSFERABILITY OF OPTION

         This Option is not negotiable and may not be sold, given, transferred, assigned, pledged or otherwise hypothecated, directly or indirectly, by the Optionee, other than by will or by the laws of descent and distribution or with the consent of the Committee.

8.       CHANGE IN CONTROL

         In the event of a change in control, unless otherwise determined by the Committee, all outstanding stock options will become fully vested and immediately exercisable. The value of all outstanding grants may be cashed out by the Company in an amount equal to the product of (i) the excess of (x) the fair market value per share of the Common Stock over (y) the Option Price times
(ii) the number of shares of Common Stock then subject to such Option. For purposes of this Section 8, a "change in control" will be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of the Company (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of the Company immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

9.       REQUIREMENTS OF LAW

         (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under this Option if the sale or issuance of such shares would constitute a violation by the individual exercising this Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         (b) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of this Option, including, but not limited to, (i) the withholding of delivery of shares of Common Stock upon exercise of this Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable upon exercise of this Option in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from Optionee's wages or compensation due such person, (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes

10.      EFFECT OF CHANGES IN CAPITALIZATION

         Subject to any required action by the shareholders of the Company, the number of Option Shares covered by this Option as well as the Option Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend or through any recapitalization, reclassification, stock split-up, combination or Company exchange of Common Stock (other than any such exchange or issuance of shares of


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Common Stock through which such shares are issued to effect an acquisition of another business or entity). Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Option Price.

11.      DISCLAIMER OF RIGHTS

         No provision of this Agreement shall be construed to confer upon any individual, including Optionee, the right to remain in the employ of the Company or any Parent or Subsidiary or to interfere in any way with the right and authority of the Company or any Parent or Subsidiary either to increase or decrease the compensation of any individual, including Optionee, at any time, or to terminate any employment or other relationship between any individual, including Optionee, and the Company or any Parent or Subsidiary.

12.      MISCELLANEOUS

         (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

         (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, one day following the day when deposited with an overnight courier service for overnight priority service, such as Federal Express, for delivery to the intended addressee or three days following the day when deposited in the United States mails, first class postage prepaid, certified or registered mail, and addressed, in the case of the Company at its principal place of business and, in the case of Optionee, as set forth below Optionee's signature on the last page hereof. Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

         (d) Binding Nature of Agreement; Transferability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution or with the consent of the Committee.

         (e) Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


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         (f) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (g) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         (h) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         (i) Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         (j) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and thereof strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         (l) Pronouns. The use of any gender in this Agreement shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

13.      ACKNOWLEDGMENT

         Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or, if applicable, the Committee, upon any questions arising under this Agreement.

                       [Signatures on the Following Page]


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


         ECOS GROUP, INC.

         (The Company)



         By: /s/ Charles C. Evans
             -----------------------
             Charles C. Evans
             Chief Executive Officer




Accepted and Agreed to this ____ day of

_________________, 2000.

OPTIONEE


________________________
Name


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